As filed with the Securities and Exchange Commission on June 28, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUTOBYTEL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	68-0397820
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18872 MacArthur Boulevard

Irvine, California 92612-1400

(Address of Principal Executive Offices)

2004 Restricted Stock and Option Plan

(Full title of the Plan)

Ariel Amir

Executive Vice President and General Counsel

Autobytel Inc.

18872 MacArthur Boulevard

Irvine, California 92612-1400

(Name and Address of Agent For Service)

(949) 225-4500

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Thomas Pollock, Esq.

Paul, Hastings, Janofsky & Walker LLP

55 Second Street

24th Floor

San Francisco, California 94105-3441

(415) 856-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	2,700,000	$8.99	$24,273,000	$3,075.39

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2004 Restricted Stock and Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Autobytel Inc. Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of high and low sale prices for a share of common stock of Autobytel Inc. (ABTL) as reported on the NASDAQ National Market on June 25, 2004.

PART I

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428(a)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004

(c)	The Registrant’s Current Report on Form 8-K, as filed on April 20, 2004;

(d)	The Registrant’s Definitive Proxy Statement dated April 28, 2004 filed in connection with the Registrant’s 2004 Annual Meeting of Stockholders;

(e)	The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form S-3, as filed on June 28, 2004; and

(f)	The Registrant’s Current Report on Form 8-K/A, as filed on June 28, 2004.

In addition, all documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Securities and Exchange Commission.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Reference is made to the Fifth Amended and Restated Certificate of Incorporation, as amended, of the registrant, the Amended and Restated Bylaws, as amended, of the registrant; and Section 145 of the Delaware General Corporation Law; which, among other things, and subject to certain conditions, authorize the registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. Pursuant to this authority, the registrant has entered into an indemnification agreement with each director and executive officer, whereby the registrant has agreed to cover the indemnification obligations.

The registrant maintains directors’ and officers’ insurance providing indemnification against certain liabilities for certain of the registrant’s directors and officers.

The indemnification provisions in the registrant’s Bylaws, and the indemnification agreements entered into between the registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities arising under the Act.

Reference is made to the following documents incorporated by reference into this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein: (1) the registrant’s Fifth Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the registrant’s Amendment No. 1 to Registration Statement filed on Form S-1 with the Securities and Exchange Commission on February 9, 1999; (2) the registrant’s Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the registrant’s Amendment No. 2 to Registration Statement filed on Form S-1 with the Securities and Exchange Commission on March 5, 1999; (3) the registrant’s Second Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; (4) the registrant’s Third Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.3 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2001; (5) the registrant’s Amended and Restated Bylaws filed as Exhibit 3.2 to registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 1999; (6) Amendment No. 1 to Amended and Restated Bylaws filed as Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001; and (7) Amendment No. 2 to Amended and Restated Bylaws filed as Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit	Description

2.1	Acquisition Agreement, dated as of April 15, 2004, among Autobytel Inc., Autobytel Bedrock Corp., Stoneage Corporation, and certain former and current shareholders of Stoneage Corporation (1)

2.2	Acquisition Agreement, dated as of April 7, 2004, among Autobytel Inc., Autobytel Lonestar Corp., iDriveonline, Inc., and the shareholders of iDriveonline, Inc. (2)

4.1	Fifth Amended and Restated Certificate of Incorporation (3)

4.2	Certificate of Amendment of the Registrant’s Fifth Amended and Restated Certificate of Incorporation (4)

4.3	Second Certificate of Amendment of the Registrant’s Fifth Amended and Restated Certificate of Incorporation (5)

4.4	Third Certificate of Amendment of the Registrant’s Fifth Amended and Restated Certificate of Incorporation (6)

4.5	Amended and Restated Bylaws (7)

4.6	Amendment No. 1 to Amended and Restated Bylaws (8)

4.7	Amendment No. 2 to Amended and Restated Bylaws (9)

4.8	2004 Restricted Stock and Option Plan

4.9	Form of Employee Stock Option Agreement under 2004 Restricted Stock and Option Plan

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included with 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (contained on the signature page)

(1)	Incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 28, 2004 (SEC File No. 000-22239).

(2)	Incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 28, 2004 (SEC File No. 000-22239).

(3)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 1 to Registration Statement filed on Form S-1 with the Securities and Exchange Commission on February 9, 1999 (SEC File No. 333-70621).

(4)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 2 to Registration Statement filed on Form S-1 with the Securities and Exchange Commission on March 5, 1999 (SEC File No. 333-70621).

(5)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Securities and Exchange Commission on August 12, 1999 (SEC File No. 000-22239).

(6)	Incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 22, 2002 (SEC File No. (000-22239).

(7)	Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 1999 (SEC File No. 333-70621).

(8)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001 (SEC File No. 000-22239).

(9)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission on May 14, 2002 (SEC File No. 000-22239).

Item 9.	Undertakings.

(1) The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(2) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Irvine, California, this 28th day of June, 2004.

AUTOBYTEL INC.

By:	/s/ JEFFREY A. SCHWARTZ
Jeffrey A. Schwartz Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the Registrant, and the undersigned directors and officers of the Registrant hereby constitute and appoint Jeffrey A. Schwartz, Hoshi Printer or Ariel Amir as its or his true and lawful attorneys-in-fact and agents, for it or him and in its or his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as it or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL FUCHS Michael Fuchs	Chairman of the Board and Director	June 28, 2004

/s/ JEFFREY A. SCHWARTZ Jeffrey A. Schwartz	Chief Executive Officer, President and Director (Principal Executive Officer)	June 28, 2004

/s/ HOSHI PRINTER Hoshi Printer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 28, 2004

/s/ MATTHEW MCDOWELL Matthew McDowell	Vice President and Controller (Principal Accounting Officer)	June 28, 2004

Signature	Title	Date

/s/ JEFFREY H. COATS Jeffrey H. Coats	Director	June 28, 2004

/s/ ROBERT S. GRIMES Robert S. Grimes	Director	June 28, 2004

/s/ MARK N. KAPLAN Mark N. Kaplan	Director	June 28, 2004

/s/ RICHARD A. POST Richard A. Post	Director	June 28, 2004

/s/ MARK R. ROSS Mark R. Ross	Director	June 28, 2004

EXHIBIT INDEX

Exhibit	Description

2.1	Acquisition Agreement, dated as of April 15, 2004, among Autobytel Inc., Autobytel Bedrock Corp., Stoneage Corporation, and certain former and current shareholders of Stoneage Corporation (1)

2.2	Acquisition Agreement, dated as of April 7, 2004, among Autobytel Inc., Autobytel Lonestar Corp., iDriveonline, Inc., and the shareholders of iDriveonline, Inc. (2)

4.1	Fifth Amended and Restated Certificate of Incorporation (3)

4.2	Certificate of Amendment of the Registrant’s Fifth Amended and Restated Certificate of Incorporation (4)

4.3	Second Certificate of Amendment of the Registrant’s Fifth Amended and Restated Certificate of Incorporation (5)

4.4	Third Certificate of Amendment of the Registrant’s Fifth Amended and Restated Certificate of Incorporation (6)

4.5	Amended and Restated Bylaws (7)

4.6	Amendment No. 1 to Amended and Restated Bylaws (8)

4.7	Amendment No. 2 to Amended and Restated Bylaws (9)

4.8	2004 Restricted Stock and Option Plan

4.9	Form of Employee Stock Option Agreement under 2004 Restricted Stock and Option Plan

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included with 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (contained on the signature page)

(1)	Incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 28, 2004 (SEC File No. 000-22239).

(2)	Incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 28, 2004 (SEC File No. 000-22239).

(3)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 1 to Registration Statement filed on Form S-1 with the Securities and Exchange Commission on February 9, 1999 (SEC File No. 333-70621).

(4)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 2 to Registration Statement filed on Form S-1 with the Securities and Exchange Commission on March 5, 1999 (SEC File No. 333-70621).

(5)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Securities and Exchange Commission on August 12, 1999 (SEC File No. 000-22239).

(6)	Incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 22, 2002 (SEC File No. (000-22239).

(7)	Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 1999 (SEC File No. 333-70621).

(8)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001 (SEC File No. 000-22239).

(9)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission on May 14, 2002 (SEC File No. 000-22239).